SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 28, 1999
                Date of Report (Date of earliest event reported)

                          DISCOVERY LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                   000-26422                  94-3171943
(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)

                                3359 Durham Road
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (212) 223-9504
              (Registrant's telephone number, including area code)

Item 5. Other Events

            On July 28, 1999, the Company completed a private offering of Units (the "1999 Unit Offering"), at a per Unit price of $500,000, consisting of (a) a number of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), equal to $500,000 divided by $1.21, which was the average closing bid price of the Common Stock for the five trading days immediately preceding the Closing Date (the "Closing Bid Price"), and (b) an equal number of the Company's Class D Warrants, each of which entitles the holder thereof to purchase a share of Common Stock at any time prior to the close of business on July 27, 2004 at a per share purchase price equal to 110% of the Closing Bid Price. The Company received $2.45 million in gross proceeds pursuant to the Unit Offering. Pursuant to a placement agency agreement with the Company, Paramount Capital, Inc. ("Paramount"), which acted as placement agent with respect to the Unit Offering, received $171,500 in cash commissions and was reimbursed for certain expenses incurred by Paramount in connection with the Unit Offering. In addition, Paramount received options (the "Placement Options") to acquire 0.49 Units at a per Unit exercise price of $550,000 as partial compensation for its services in connection with the Unit Offering.

            During March and April 1999, the Company privately placed (the "Prior 1999 Private Placement") with certain investors shares of Common Stock and warrants for the purchase of Common Stock (the "Class C Warrants"). Pursuant to price adjustment provisions extended to investors in the Prior 1999 Private Placement, as a consequence of the Unit Offering, investors in the 1999 Financing will receive an aggregate of 294.531 additional shares of Common Stock for no additional consideration and the per share exercise price applicable to the Class C Warrants will be reduced to from $2.30 to $2.15.

            Pursuant to the terms of the subscription agreements entered into with the investors in the Unit Offering, the Company is obligated to file within 30 days a registration statement covering the shares of Common Stock (i) included in the Units and (ii) subject to the Class D Warrants included in the Units (including, in each case, Units subject to the Placement Options). Pursuant to the terms of the Prior 1999 Private Placement, investors in the Prior 1999 Private Placement are entitled to have included in such registration statement the shares of Common Stock received by them in such private placement (including the shares of Common Stock subject to the Class C Warrants issued in such private placement). Certain other holders of piggyback registration rights may elect to include shares of Common Stock in such registration statement.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c) Exhibits:

            4.1   Form of Class D Warrant

            10.1  Form of Subscription Agreement

            99.1  Press Release dated July 30, 1999.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DISCOVERY LABORATORIES, INC.

Date: August 2, 1999
                                By: /s/ Robert J. Capetola
                                    --------------------------------------------
                                    Name:  Robert J. Capetola, Ph.D.
                                    Title: President and Chief Executive Officer


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

                                  Exhibit Index

      Exhibit Number                Description
      --------------                -----------

            4.1                     Form of Class D Warrant

           10.1                     Form of Subscription Agreement

           99.1                     Press Release dated July 30, 1999.


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